UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (331)332-5000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in a Current Report on Form 8-K filed on June 24, 2013, by Navistar International Corporation, a Delaware corporation (the “Company”), the Company is undergoing a planned transition to a new CFO. As part of that transition, the Company announced today that Walter G. Borst is the new Executive Vice President and Chief Financial Officer (“CFO”), effective June 18, 2013. He succeeds Andrew J. (A. J.) Cederoth who served as the Company’s CFO since September 2009.

Mr. Borst, age 51, has served as Chairman, President and CEO of GM Asset Management and Vice President of General Motors Company (“GM”) since 2010. Prior to that, Mr Borst served as Vice President and Treasurer of GM from 2009-2010 and as Treasurer of General Motors Corporation from 2003-2009. There are no arrangements or understandings between Mr. Borst and any other person pursuant to which Mr. Borst was appointed as an officer of the Company. Mr. Borst is not related to any director or executive officer of the Company. Mr. Borst is not a party to any transaction with the Company or any of its subsidiaries in which he had a direct or indirect material interest requiring disclosure under this Item.

In connection with Mr. Borst’s appointment as Executive Vice President and Chief Financial Officer, he received an offer letter (the “Offer Letter”) stating the terms and conditions of his compensation and benefits. The following is a description of the material terms of the Offer Letter, which description is qualified by reference to a copy of the Offer Letter attached as Exhibit 10.1 to this Current Report on Form 8-K.

Base salary. Mr. Borst will receive an annual base salary of $700,000, paid on a monthly basis.

Annual Bonus Opportunity. For fiscal years 2013 and 2014, Mr. Borst is guaranteed a full bonus paid in cash with a target of 75% of base salary.

Long-Term Incentives. Mr. Borst will receive $2,000,000 in equity instruments, split evenly between Stock Options with a three-year ratable vesting schedule and Performance Share Units that cliff vest in three years.

Signing Bonus. Mr. Borst will receive a sign-on bonus of $2,500,000 of which $1,575,000 will be paid upon commencing employment at our Illinois headquarters in Restricted Stock Units with a three-year ratable vesting schedule and $500,000 to be paid in cash as a lump sum upon date of hire with the balance of $425,000 to be paid in cash as a lump sum on March 1, 2014.

Special Retirement Benefit Arrangement. Mr. Borst will receive $1.3 million cash payment to ensure the value of his Supplemental Executive Retirement Plan (“SERP”) being surrendered at his previous employer will be secure in the event of an involuntary separation from the Company for any reason other than cause. Any Navistar SERP benefit payable to Mr. Borst will be reduced by $1.3 million. If Mr. Borst leaves voluntarily or is terminated for cause prior to the fifth anniversary of his date of hire or his vesting in the Company’s SERP, the $1.3 million would be clawed back except if there is a change of control.

Other benefits. Mr. Borst will receive other compensation and benefits consistent with Company policy for an executive at his level.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Offer Letter to Walter Borst dated June 24, 2013.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

Date: June 27, 2013	By:	/s/ Curt A. Kramer
		Name:	Curt A. Kramer
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter to Walter Borst dated June 24, 2013.

99.1	Press Release.